Exhibit 10.23

MASTERCARD INCORPORATED

2006 LONG TERM INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE I ESTABLISHMENT AND PURPOSE		1

1.1	Establishment.	1

1.2	Purposes.	1

ARTICLE II DEFINITIONS		1

2.1	“Affiliated Employer”	1

2.2	“Agreement”	1

2.3	“Award”	1

2.4	“Beneficiary”	1

2.5	“Board of Directors” or “Board”	1

2.6	“Cause”	1

2.7	“Change in Control”	2

2.8	“Code”	2

2.9	“Commission”	2

2.10	“Committee”	2

2.11	“Common Shares”	3

2.12	“Company”	3

2.13	“Covered Employee”	3

2.14	“Disability”	3

2.15	“Effective Date”	3

2.16	“Exchange Act”	3

2.17	“Exercise Price”	3

2.18	“Fair Market Value”	3

2.19	“Good Reason”	3

2.20	“Grant Date”	3

2.21	“Incentive Stock Option” or “ISO”	3

2.22	“Non-Employee Director”	4

2.23	“Non-Qualified Stock Option” or “NQSO”	4

2.24	“Option”	4

2.25	“Option Period”	4

2.26	“Other Stock-Based Award”	4

2.27	“Outside Director”	4

2.28	“Participant”	4

2.29	“Performance Period”	4

2.30	“Performance Unit”	4

2.31	“Plan”	4

2.32	“Public Offering”	4

2.33	“Restricted Stock”	4

2.34	“Restricted Stock Unit”	4

i

2.35	“Restriction Period”	4

2.36	“Retirement”	4

2.37	“Rule 16b-3”	4

2.38	“Securities Act”	4

2.39	“Stock Appreciation Right” or “SAR”	4

2.40	“Stock Option”	4

2.41	“Termination of Employment”	5

ARTICLE III ADMINISTRATION		5

3.1	Committee Structure.	5

3.2	Committee Actions.	5

3.3	Committee Authority.	5

3.4	Committee Determinations and Decisions.	6

ARTICLE IV SHARES SUBJECT TO PLAN		6

4.1	Number of Shares.	6

4.2	Release of Shares.	6

4.3	Restrictions on Shares.	7

4.4	ISO Restriction.	7

4.5	Shareholder Rights.	7

4.6	Adjustment Provision.	7

ARTICLE V ELIGIBILITY		8

5.1	Eligibility.	8

ARTICLE VI STOCK OPTIONS		8

6.1	General.	8

6.2	Grant.	8

6.3	Required Terms and Conditions.	8

6.4	Standard Terms and Conditions.	9

6.5	Termination.	10

6.6	Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods.	10

ARTICLE VII STOCK APPRECIATION RIGHTS		10

7.1	General.	10

7.2	Grant.	11

7.3	Required Terms and Conditions.	11

7.4	Standard Terms and Conditions.	11

7.5	Termination.	12

ARTICLE VIII RESTRICTED STOCK		12

8.1	General.	12

8.2	Grant, Awards and Certificates.	12

8.3	Required Terms and Conditions.	12

8.4	Standard Terms and Conditions.	13

8.5	Termination.	13

8.6	Price.	13

8.7	Section 83(b) Election.	13

ARTICLE IX RESTRICTED STOCK UNITS		14

9.1	General.	14

9.2	Grant.	14

9.3	Required Terms and Conditions.	14

9.4	Standard Terms and Conditions.	14

9.5	Termination.	15

ARTICLE X PERFORMANCE UNITS		15

10.1	General.	15

10.2	Earning Performance Unit Awards.	15

10.3	Performance Period and Vesting in Performance Unit Award.	15

10.4	Termination of Employment.	15

10.5	Nontransferability.	15

ARTICLE XI OTHER STOCK-BASED AWARDS		16

11.1	Other Stock-Based Awards.	16

ARTICLE XII CHANGE IN CONTROL		16

12.1	Impact of Event.	16

12.2	Additional Discretion.	16

ARTICLE XIII PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN		16

13.1	No Company Obligation.	16

ARTICLE XIV MISCELLANEOUS		17

14.1	Amendments and Termination.	17

14.2	Form of Awards.	17

14.3	No Reload Rights.	17

14.4	Loans.	17

14.5	Unfunded Status of Plan.	17

14.6	Provisions Relating to Code Section 162(m).	17

14.7	Additional Compensation Arrangements.	20

14.8	Withholding.	20

14.9	Controlling Law.	20

14.10	Offset.	20

14.11	Nontransferability; Beneficiaries.	21

14.12	No Rights with Respect to Continuance of Employment.	21

14.13	Awards in Substitution for Awards Granted by Other Corporations.	21

14.14	Delivery of Stock Certificate.	21

14.15	Indemnification.	21

14.16	No Guarantee of Tax Consequences.	22

14.17	Foreign Employees and Foreign Law Consideration.	22

14.18	Section 409A Savings Clause.	22

14.19	No Fractional Shares.	22

14.20	Severability.	23

14.21	Successors and Assigns.	23

14.22	Entire Agreement.	23

14.23	Term.	23

14.24	Gender and Number.	23

14.25	Headings.	23

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment.

The MasterCard International Incorporated 2006 Long Term Incentive Plan (“Plan”) is hereby established by MasterCard International Incorporated (the “Company”), effective as of the Effective Date.

1.2 Purposes.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 “Affiliated Employer” means (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which includes the Company, (ii) any trade or business (whether or not incorporated), which is under common control (as defined in Section 414(c) of the Code) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated services group (as defined in Section 414(m) of the Code) which includes the Company, and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

2.2 “Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

2.3 “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, or Other Stock-Based Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4 “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.5 “Board of Directors” or “Board” means the Global Board of Directors of the Company.

2.6 “Cause” means (i) the willful failure by the Participant to perform his duties or responsibilities (other than due to Disability), (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or an Affiliated Employer including, but not limited to, damage to its reputation or standing in its industry; (iii) the Participant’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, (iv) the material breach by the Participant of any written covenant or agreement with the Company or an Affiliated Employer not to disclose any information pertaining to the Company and/or its Affiliated Employers, or (v) the breach by the Participant of the Code of Conduct, or any material provision of the following Company policies: non-discrimination, substance abuse, workplace violence, nepotism, travel and entertainment, corporation information security, antitrust/competition law, foreign corrupt practices act, and similar policies, whether currently in effect or later adopted.

2.7 “Change in Control” means the occurrence of any of the following events, but shall specifically exclude a Public Offering:

(i) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 30 percent of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this subsection (i) the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, and (C) an acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii); or

(ii) A change in the composition of the Board as of the Effective Date (the “Incumbent Board”) that causes less than a majority of the directors of the Company then in office to be members of the Incumbent Board provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (“A Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50 percent of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all of substantially all of the Company’s assets directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

2.9 “Commission” means the Securities and Exchange Commission or any successor thereto.

2.10 “Committee” means the Compensation Committee of the Global Board of Directors of the Company, or such other committee, or subcommittee of the Compensation Committee designated by the Board to administer the Plan, provided that the Committee shall be composed of not less than two directors each of whom is a Non-Employee Director, an independent director as required by the rules of the national securities exchange on which the Company’s Common Stock is listed, and in the case of an Award subject to Section 14.6 an Outside Director.

2.11 “Common Shares” means shares of the Company’s Class A or Class B Common Stock, $0.0001 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Shares of any successor to the Company which is designated for the purpose of the Plan.

2.12 “Company” means MasterCard Incorporated, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, “Company” also means “Affiliated Employer”.

2.13 “Covered Employee” means a Participant whose compensation in the year of payment of an Award is subject to Section 162(m) of the Code.

2.14 “Disability” means total and permanent disability in accordance with the Company’s or an Affiliated Employer’s long-term disability plan, as determined by the Committee.

2.15 “Effective Date” means when approved by shareholders.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

2.17 “Exercise Price” means the price at which the Common Shares may be purchased under an Option or may be obtained under a Stock Appreciation Right. In no event may the Exercise Price per share of Common Shares covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced through the technique commonly known as “repricing.”

2.18 “Fair Market Value” means, if the Common Stock is listed on a national securities exchange, as of any given date, the average of the high and low prices for the Common Stock on the principal exchange on which the shares are traded for the immediately preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock in not listed on a national securities exchange on a day, Fair Market Value shall be determined by the Committee in its good faith discretion. In the event of the Company’s Initial Public Offering, the fair market value of the stock on the date of the Initial Public Offering shall be the price at which the stock is offered in the Initial Public Offering.

2.19 “Good Reason” shall mean the occurrence of the following without the Participant’s prior written consent: (i) assignment to a position for which the Participant is not qualified or a lesser position than the position held by the Executive six months before the Change in Control (although duties may differ without giving rise to a termination by the Participant for Good Reason), (ii) a reduction in the Participant’s annual Base Salary from that in effect six months before the Change in Control; (iii) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment (unless such relocation does not increase the Participant’s commute by more than twenty (20) miles) six months before the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations as of such day; or (iv) the failure by the Company to obtain an agreement from any successor to the Company to assume and agree to perform any employment agreement between Participant and the Company or any Affiliated Employer.

2.20 “Grant Date” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Grant Date shall not be earlier than the date of the resolution and action thereon by the Committee. In no event shall the Grant Date be earlier than the Effective Date.

2.21 “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an “incentive stock option,” which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.22 “Non-Employee Director” shall have the meaning provided for in Rule 16b-3(b)(3) under the Exchange Act, 17 CFR §240.16b-3(b)(3), as amended.

2.23 “Non-Qualified Stock Option” or “NQSO” means an Option to purchase Common Shares in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

2.24 “Option” means a right to purchase Common Shares granted to a Participant in accordance with Article VI. An Option may be either an ISO or NQSO.

2.25 “Option Period” means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

2.26 “Other Stock-Based Award” means a right granted under Section 11.1.

2.27 “Outside Director” means a member of the Board who is not an employee of the Company or an Affiliated Employer and who qualifies as an outside director for purposes of section 162(m)(4)(C)(ii).

2.28 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan.

2.29 “Performance Period” shall mean that period established by the Committee, which may be as short as a calendar quarter, during which any performance goals specified by the Committee with respect to such Awards are to be measured.

2.30 “Performance Unit” means a right described in Section 10.1.

2.31 “Plan” means the MasterCard International Incorporated 2006 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.32 “Public Offering” means any public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the Securities Act or Exchange Act, including the Initial Public Offering.

2.33 “Restricted Stock” means Common Shares granted to a Participant subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VIII of this Plan and evidenced by an Award Agreement.

2.34 “Restricted Stock Unit” means a right granted under Section 9.1.

2.35 “Restriction Period” means the period of time during which restrictions established by the Committee shall apply to an Award.

2.36 “Retirement” means retirement pursuant to the terms of the MasterCard Accumulation Plan.

2.37 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act or any successor rule.

2.38 “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

2.39 “Stock Appreciation Right” or “SAR” means a right granted under Section 7.1.

2.40 “Stock Option” means an Option.

2.41 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliated Employer, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or an Affiliated Employer of a business owned or operated by the Company or an Affiliated Employer. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliated Employer if the Affiliated Employer shall cease to be an Affiliated Employer and the Participant shall not immediately thereafter become an employee of the Company or another Affiliated Employer.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1 Committee Structure.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. Any member of the Committee may resign upon notice to the Board. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee in accordance with the terms of the Committee’s Charter.

3.2 Committee Actions.

The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

3.3 Committee Authority.

Subject to applicable law, the Company’s certificate of incorporation and by-laws or the terms of the Plan, the Committee shall have the discretionary authority:

(1) to determine eligibility and to select those persons to whom Awards may be granted from time to time;

(2) to determine the nature and amount of each award;

(3) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date;

(4) to determine whether, to what extent, and under what circumstances Awards may be settled in cash, Common Shares, or other property, either at the time of grant or thereafter,

(5) to modify, amend, or adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 14.1;

(6) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(7) to provide for the forms of Agreement to be utilized in connection with this Plan;

(8) to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

(9) to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Shares, and to require of a Participant that appropriate action be taken with respect to such requirements;

(10) to establish any “blackout” period that the Committee in it sole discretion deems necessary or advisable;

(11) to determine the restrictions or limitations on the transfer of Common Shares;

(12) to supply any omission, reconcile any inconsistency in the Plan or any Award, determine whether any Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(13) to adopt, amend and rescind such administrative rules, guidelines, and practices as, in its opinion, may be advisable in the administration of this Plan;

(14) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(15) to interpret this Plan and any instrument or agreement under the Plan, and undertake such actions and make such determinations and decisions as it deems necessary and advisable to administer the Plan intent.

The Committee shall have discretionary authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

3.4 Committee Determinations and Decisions.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares.

Subject to the adjustment under Section 4.6, the total number of newly issued shares of Common Shares reserved and available for distribution pursuant to Awards under the Plan shall be 5,300,000 shares of Class A Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party.

4.2 Release of Shares.

Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Common Shares available for Awards. In its discretion the Committee may include (without limitation), as available for distribution, (a) Common Shares subject to any Award that have been previously forfeited; (b) Common Shares under an Award that otherwise terminates, expires, or lapses without issuance of Common Shares being made to a Participant; (c) Common Shares subject to any award that settles in cash, or (d) Common Shares that are received or retained by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any shares that are available immediately prior to the termination of the Plan, or any shares of Common Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3 Restrictions on Shares.

Common Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Shares, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliated Employer to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any shares of Common Shares to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Shares as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Shares in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4 ISO Restriction.

Solely for purposes of determining whether shares are available for the issuance of ISOs, and notwithstanding anything in this Section to the contrary, the maximum aggregate number of shares that may be issued through ISOs under this Plan shall be 500,000. The terms of section 4.2 shall apply equally for purposes of the number of shares available under this Section 4.4 for issuance through ISOs, except that shares subject to ISOs that settle in cash shall not be available for distribution through issuance of ISOs.

4.5 Shareholder Rights.

Other than voting rights, no person shall have any rights of a shareholder as to Common Shares subject to an Award until, after proper transfer of the Common Shares subject to the Award or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon grant of Restricted Stock, or exercise of an Option or a SAR, or payment of any other Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer, except as provided in Section 8.4(3). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

4.6 Adjustment Provision.

(1) Adjustment. In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may make appropriate adjustments or substitutions as described below in this Section. The adjustments or substitutions may relate to the number of shares of Common Shares available for Awards under the Plan, the number of shares of Common Shares covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

(2) Section 409A. Any adjustments made pursuant to Section 4.6(1) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A. Any adjustments made pursuant to Section 4.6(1) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either continue not to be subject to section 409A or comply with the requirements of section 409A.

ARTICLE V

ELIGIBILITY

5.1 Eligibility.

Any employee of the Company or an Affiliated Employer, and any individual covered by Section 14.13, shall be eligible to be designated, in the discretion of the Committee, a Participant of this Plan, provided such eligibility would not jeopardize this Plan’s compliance with Rule 16b-3 under the Exchange Act or any successor rule. Only an employee of the Company, any parent corporation or subsidiary of the Company (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option.

ARTICLE VI

STOCK OPTIONS

6.1 General.

The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Shares upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Option Price. The Committee may provide for grant or vesting of Options upon the achievement of performance goals pursuant to Section 14.6. Options may be granted alone or in addition to other Awards granted under the Plan.

6.2 Grant.

The grant of an Option shall occur as of the Grant Date determined by the Committee provided that the Grant Date shall not be earlier than the date upon which the Committee acts to grant the Option. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. To the extent that any Option is not designated as an Incentive Stock Option or is so designated, but does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3 Required Terms and Conditions.

Options shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1) Exercise Price. The Exercise Price per share for an Award shall not be less than the Fair Market Value per share as of the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a “10% Owner”) who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share.

(2) Option Period. The Option Period fixed by the Committee for any Award shall be no longer than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

(3) Exercisability. In no event shall an Option be exercisable earlier than six months after the date of grant (unless the Option is granted in lieu of or replacement of compensation that is subject to vesting restrictions, in which case the Option may be exercisable pursuant to the same vesting restrictions as was the compensation) or later than ten years after the date of grant. The Committee may provide in an Option Agreement or thereafter for an accelerated exercise of all or part of an Option upon such events or standards that it may determine, including one or more performance measures. If the Committee intends that an Option be able to qualify as an Incentive Stock Option, aggregate Fair Market Value (determined at the date of grant of the Option) of the Common Shares as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000.

(4) Method of Exercise. Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of whole shares of Common Shares subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price. Payment of the purchase price shall be by (i) delivery of cash or certified check, (ii) delivery of Common Shares already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of delivery equal to the Exercise Price, (iii) by means of delivery of cash by a broker-dealer as a “cashless” exercise, (iv) any combination of the foregoing, or (v) any other method approved by the Committee.

(5) Form of Settlement. The Committee may provide, at the time of grant, that the shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities or may reserve the right so to provide after the time of grant.

(6) Conditions for Issuance of Shares. No shares of Common Shares shall be issued until full payment therefore has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company’s official shareholder records as having been issued and transferred.

(7) No Deferral Features. To the extent necessary to comply with Code Section 409A, no Option Agreement shall include any features allowing the Participant to defer recognition of income past the date of exercise.

6.4 Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Award Agreement, the terms set forth in this Section 6.4 shall apply to all Options granted under the Plan. Any Option Award Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 6.4.

(1) Exercise Price. The standard Exercise Price per share shall be the Fair Market Value per share as of the Grant Date.

(2) Option Period. The standard Option Period of each Option shall be ten (10) years after the date the Option is granted.

(3) Exercisability. Subject to Section 12.1, the standard rate at which an Option shall be exercisable shall be 25 percent on each of the first four anniversaries of the grant.

(4) Method of Exercise. The standard form of payment of the Exercise Price shall be by any of the methods permitted by Section 6.3(4), as selected by the Participant.

(5) Form of Settlement. The standard form of settlement shall be in unrestricted Common Shares.

(6) Non-transferability of Options. The standard terms of an Agreement shall provide that no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant.

(7) No Deferral Features. The standard terms of an Agreement shall provide for no deferral of recognition of income past the exercise date.

6.5 Termination.

Unless otherwise specifically provided in an Agreement, or determined by the Committee, and except as is otherwise provided in this Section 6.5 below, Options that are not otherwise exercisable on the date of Termination of Employment shall be forfeited upon a Participant’s Termination of Employment. A Participant shall have the right to exercise Options that were otherwise exercisable on Termination of Employment only during a period not exceeding 120 days after the date of such Termination of Employment (but no later than the end of the Option Period).

(1) Termination by Death. Unless otherwise specifically provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment due to death, Options held by the Participant shall become immediately exercisable and shall thereafter be fully exercisable throughout the original Option Period.

(2) Termination by Disability or Retirement. Unless otherwise specifically provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment due to Disability or Retirement, any Option held by the Participant shall continue to be exercisable by the Participant as if there was no Termination of Employment.

(3) Termination for Cause. Unless otherwise specifically provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment for Cause, the Participant shall forfeit all Options whether those Options are otherwise exercisable as of the date of Termination of Employment or otherwise would not be exercisable on the date of Termination of Employment.

6.6 Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods.

The Company may require that a Participant exercising an ISO give a written representation to the Company, satisfactory in form and substance, upon which the Company may rely, that the Participant will report to the Company any disposition of shares acquired via an ISO exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 General.

The Committee shall have authority to grant Stock Appreciation Rights (SARs) under the Plan at any time or from time to time. A SAR shall entitle the Participant to receive Common Shares upon exercise of such SAR, subject to the Participant’s satisfaction in full of any conditions, restrictions, or limitations imposed in accordance with the Plan or any Agreement including without limitation payment of the Exercise Price. The Committee may provide for grant or vesting of SARs upon the achievement of performance goals pursuant to Section 14.6. SARs may be granted alone or in addition to other Awards granted under the Plan.

7.2 Grant.

The grant of a SAR shall occur as of the Grant Date determined by the Committee. A SAR entitles a Participant to receive Common Shares or cash as described in Section 7.3(5). An Award of SARs shall be evidenced by, and subject to the terms of an Agreement.

7.3 Required Terms and Conditions.

SARs shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

(1) Exercise Price. The price at which SARs may be exercised shall not be less than 100% of the Fair Market Value per share of Common Shares on the Grant Date.

(2) Term. The term of a SAR shall be no longer than ten years after the date of grant.

(3) Exercisability. In no event shall a SAR be exercisable earlier than six months after the date of grant (unless the SAR is granted in lieu of or replacement of compensation subject to vesting restrictions, in which case the SAR may be exercisable pursuant to the same vesting restrictions as was the compensation) or later than ten years after the date of grant. The Committee may provide in a SAR Agreement or thereafter for an accelerated exercise of all or part of a SAR upon such events or standards that it may determine, including one or more performance measures.

(4) Method of Exercise. SARs shall be exercised by the Participant’s giving written notice of exercise on a form provided by the Committee to the Company specifying in whole shares the portion of the SAR to be exercised.

(5) Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive an amount in Common Shares or cash equal in value to the excess of the Fair Market Value per share of Common Shares over the Exercise Price per share of Common Shares specified in the related Agreement, multiplied by the number of shares in respect of which the SAR is exercised, less any amount retained to cover tax withholdings, if necessary. The aggregate Fair Market Value per share of Common Shares shall be determined as of the date of exercise of such SAR.

(6) No Deferral Features. To the extent necessary to comply with Code section 409A, the SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.

7.4 Standard Terms and Conditions.

Unless the Committee specifies otherwise in the SAR Agreement, the terms set forth in this Section 7.4 shall apply to all SARs granted under the Plan. An SAR Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 7.4

(1) Exercise Price. The standard price at which SARs may be exercised shall be 100% of the Fair Market Value per share of Common Stock on the Grant Date.

(2) Term. The standard term of a SAR shall be ten (10) years after the date of grant. The term of a SAR shall be no longer than ten years after the date of grant.

(3) Exercisability. Subject to section 11.1, the standard rate at which a SAR shall be exercisable shall be 25 percent on each of the first four anniversaries of the date of grant.

(4) Method of Exercise. The standard form of payment of the Exercise Price shall be by means of delivery of cash or certified check.

(5) Non-transferability of Stock Appreciation Rights. The standard SAR Agreement shall provide that no SAR shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all SARs shall be exercisable during the Participant’s life time only by the Participant.

(6) No Company or Affiliate Repurchase. The standard SAR Agreement shall stipulate that the Company and/or an Affiliate may not, under any circumstances, repurchase the Common Shares delivered in settlement of the exercise of the SAR or enter into an arrangement that has a similar effect.

(7) No Deferral Features. The standard SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.

7.5 Termination.

A Stock Appreciation Right shall be forfeited or terminated under the same circumstances, as set forth in Section 6.5, as Options would be forfeited or terminated under the Plan, unless otherwise specifically provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK

8.1 General.

The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the Restriction Period within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards including without limitation providing for either grant or vesting upon the achievement of performance goals pursuant to Section 14.6. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contain the applicable terms and conditions of the Award, including the Restriction Period. The Committee may provide in an Agreement for an accelerated lapse of the Restriction Period upon such events or standards that it may determine, including the achievement of one or more performance goals set forth in Section 14.6. Restricted Stock may be granted alone or in addition to other Awards granted under the Plan.

8.2 Grant, Awards and Certificates.

The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Notwithstanding the limitations on issuance of Common Shares otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title, such as book entry registration) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the Restriction Period shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Shares covered by such Award.

8.3 Required Terms and Conditions.

Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1) Restriction Period. No Restricted Stock shall become free of restrictions before six months after the granting of the Restricted Stock (unless the Restricted Stock is granted in lieu of or replacement of compensation that is subject to vesting restrictions, in which case the Restricted Stock may be subject to the same vesting restrictions as was the compensation).

(2) Restrictions. The Committee may condition the grant or vesting of the Restricted Stock on the performance of services for the Company or the attainment of performance goals, or both.

(3) Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, during the Restriction Period set by the Committee, commencing with the date of such Award, the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock.

(4) Delivery. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restricted Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates (or other representation of title) for such shares shall be delivered to the Participant.

8.4 Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Restricted Stock Agreement, the terms set forth in this Section 8.4 shall apply to all Restricted Stock granted under the Plan. A Restricted Stock Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 8.4.

(1) Restriction Period. The standard Restriction Period shall be four (4) years from the date of grant.

(2) Restrictions. The standard restrictions applicable to Restricted Stock are continued service of the Participant for the Company during the Restriction Period.

(3) Rights. The standard terms of a Restricted Stock Agreement shall provide that the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends, subject to Section 8.3(3).

8.5 Termination.

Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 8.5 below, Restricted Stock shall be forfeited upon a Participant’s Termination of Employment.

(1) Termination by Death. Unless otherwise provided in an Agreement or determined by the Committee, Restricted Stock shall vest upon a Participant’s Termination of Employment by reason of death.

(2) Termination by Disability or Retirement. Unless otherwise provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment due to Disability or Retirement, any Restricted Stock held by the participant shall continue to vest as if there was no Termination of Employment.

8.6 Price.

The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

8.7 Section 83(b) Election.

The Committee may prohibit a Participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the Participant elects to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company (or an Affiliated Employer) of such election within 10 days of filing notice of the election with the Internal Revenue Service, and will provide the required withholding pursuant to Section 14.8, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1 General.

The Committee shall have authority to grant Restricted Stock Units under the Plan at any time or from time to time. A Restricted Stock Unit Award is denominated in Common Shares that will be settled either by delivery of Common Shares or the payment of cash based upon the Fair Market Value of a specified number of Common Shares. The Committee shall determine the number of Restricted Stock Units to be awarded to any Participant, the Restriction Period within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards including without limitation providing for either grant or vesting upon the achievement of performance goals pursuant to Section 14.6. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contain the applicable terms and conditions of the Award, including the Restriction Period. The Committee may provide in an Agreement for an accelerated lapse of the Restriction Period upon such events or standards that it may determine, including the achievement of one or more performance goals set forth in Section 14.6. Restricted Stock Units may be granted alone or in addition to other Awards granted under the Plan.

9.2 Grant.

The grant of a Restricted Stock Unit shall occur as of the Grant Date determined by the Committee. An Award of Restricted Stock Units shall be evidenced by, and subject to the terms of an Agreement.

9.3 Required Terms and Conditions.

Restricted Stock Units shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1) Restriction Period. No Restricted Stock Unit shall become free of restrictions before six months of the granting of the Restricted Stock Unit, unless the Restricted Stock Unit is granted in lieu of other compensation that is subject to vesting restrictions, in which case the Restricted Stock Units may be subject to the same vesting restrictions as was the compensation.

(2) Restrictions. The Committee may condition the grant or vesting of the Restricted Stock Units on the performance of services for the Company, the attainment of performance goals, or both.

(3) Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, during the Restriction Period set by the Committee, commencing with the date of such Award, the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of the Restricted Stock Units.

(4) Rights. The Committee shall be entitled to specify in a Restricted Stock Unit Agreement the extent to which and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments corresponding to the dividends payable on the Common Shares.

9.4 Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Restricted Stock Unit Agreement, the terms set forth in this Section 9.4 shall apply to all Restricted Stock Unit granted under the Plan. A Restricted Stock Unit Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 9.4:

(1) Restriction Period. The standard Restriction period shall be the fourth anniversary of the date of grant.

(2) Restrictions. The standard restrictions applicable to a Restricted Stock Unit are continued service of the Participant for the Company during the Restriction Period.

(3) Rights. The standard terms of the Restricted Stock Units shall provide that the Participant is entitled to receive current payments corresponding to the dividends payable on the Common Shares.

9.5 Termination.

A Restricted Stock Unit shall be forfeited under the same circumstances, as set forth in Section 8.5, as Restricted Stock would be forfeited under the Plan, unless otherwise specifically provided in the Agreement.

ARTICLE X

PERFORMANCE UNITS

10.1 General.

The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive shares of Common Shares or cash, as provided in the particular Award Agreement, upon achievement of a performance goal or goals (as the case may be) under Section 14.6. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement. The Performance Unit Award shall be earned in accordance with the Agreement over a Performance Period. Performance Units may be granted alone or in addition to other Awards granted under the Plan.

10.2 Earning Performance Unit Awards.

Unless expressly waived in the Award Agreement, Performance Unit Awards must vest solely on the attainment of one or more performance goals set forth in Section 14.6 and in such case shall be subject to the terms and conditions set forth therein.

10.3 Performance Period and Vesting in Performance Unit Award.

Unless otherwise provided by in the Award Agreement, the Performance Period shall be a three (3) year period and the Performance Unit Awards shall vest on the third anniversary of the date of grant.

10.4 Termination of Employment.

Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 10.4 below, unvested Performance Units shall be forfeited upon a Participant’s Termination of Employment.

(1) Termination by Death. In the event of a Termination of Employment during a Performance Period due to Death, Performance Units for the Performance Period shall immediately vest and be paid out at a target level of performance.

(2) Termination by Disability or Retirement. In the event of a Termination of Employment due to Disability or Retirement during a Performance Period, Performance Units shall continue to vest as if there had been no Termination of Employment. Distribution of earned Performance Units may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

10.5 Nontransferability.

Unless otherwise specifically provided in an Agreement, Performance Units may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1 Other Stock-Based Awards.

Other Awards of Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Shares, may be granted under the Plan either alone or in addition to other Awards under the Plan. The Committee shall have authority to grant such Other Stock-Based Awards under terms and conditions determined by the Committee.

ARTICLE XII

CHANGE IN CONTROL

12.1 Impact of Event.

Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Agreement, in the event of a Participant’s Termination of Employment by the Company or its Successor without Cause or by the Participant with Good Reason (after having given written notice to the Company of the grounds for Termination of Employment for Good Reason, which grounds specified in the written notice have not been cured by the Company within 90 days of the written notice) within six months preceding or two years following a Change in Control:

(1) any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2) the restrictions applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(3) the restrictions applicable to any Restricted Stock Unit Awards shall lapse, and such Restricted Stock Units shall be settled; and

(4) any Performance Goal or other condition with respect to any Performance Units or any other Awards shall be deemed to have been satisfied in full at the target performance level, and such Award shall be fully distributable.

12.2 Additional Discretion.

The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a Change in Control to provide that the securities of another entity be substituted hereunder for the Common Shares and to make equitable adjustment with respect thereto.

ARTICLE XIII

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

13.1 No Company Obligation.

Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Shares issued or acquired in accordance with the provisions of the Plan.

ARTICLE XIV

MISCELLANEOUS

14.1 Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, or the terms of any Award Agreement under the Plan, at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, unless such an amendment is made to comply with applicable law (including Code section 409A), stock exchange rules, or accounting rules. Notwithstanding the foregoing, any material amendments to the Plan shall require shareholder approval to the extent required by the rules of the New York Stock Exchange or other national securities exchange or market that regulates the securities of the Company.

14.2 Form of Awards.

All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Shares issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may subject an Award to such conditions as it determines are necessary or appropriate to ensure that an Award constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. An Award Agreement for Restricted Stock Units or Performance Units may provide that a Participant may elect to defer receipt of income attributable to Award. In the event no such election is provided or made, and the Award Agreement does not otherwise provide, the Restricted Stock Units and Performance Units shall be payable to the Participant within 2 1/2 months of the end of the Company of the Participant’s year of vesting in the Award.

14.3 No Reload Rights.

Options shall not contain any provisions entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.

14.4 Loans.

The Committee may approve the extension of a loan by the Company to a Participant who is an Employee for the sole purpose of assisting the participant in paying the exercise price of an Option exercised by means of a cashless exercise program established by the Company, provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law. Any loan will be made upon such terms and conditions that the Committee shall determine.

14.5 Unfunded Status of Plan.

It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

14.6 Provisions Relating to Code Section 162(m).

Unless expressly waived (either with respect to an individual Participant or a class of individual Participants) in writing by the Committee, it is the intent of the Company that Awards, granted to persons who are (or may become) Covered Employees within the meaning of Section 162(m) of the Code, shall constitute “qualified performance-based compensation” satisfying the relevant requirements of Code Section 162(m). Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), unless expressly waived as described above, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company or an Affiliate:

(1) Awards subject to this Section must vest (or may be granted or vest) solely on the attainment of one or more objective performance goals unrelated to term of employment. Awards will also be subject to the general vesting provisions provided in the Award Agreement and this Plan.

(2) Prior to completion of 25% of the Performance Period or such earlier date as required under Section 162(m), the Committee must establish performance goals (in accordance with (5) below) in writing (including but not limited to Committee minutes) for Covered Employees who will receive Awards that are intended as qualified performance-based compensation. The outcome of the goal must be substantially uncertain at the time the Committee actually established the goal.

(3) The performance goal must state, in terms of an objective formula or standard, the method for computing the Award payable to the Participant if the goal is attained.

(4) The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal, but may allow discretion to decrease the amount payable.

(5) The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets each determined in accordance with generally accepted accounting principles or similar objective standards (and/or each as may appear in the annual report to stockholders, Form10K, or Form10Q):

a) revenue;

b) earnings (including earnings before interest, taxes, depreciation, and amortization, earnings before interest and taxes, and earnings before or after taxes;

c) operating income;

d) net income;

e) profit margins;

f) earnings per share;

g) return on assets;

h) return on equity;

i) return on invested capital;

j) economic value-added;

k) stock price;

l) gross dollar volume;

m) total shareholder return;

n) market share;

o) book value;

p) expense management;

q) cash flow; and

r) customer satisfaction.

The foregoing criteria may relate to the Company, one or more of its Affiliated Employers or subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(6) A combination of the above performance goals may be used with a particular Award Agreement.

(7) The Committee in its sole discretion in setting the goals/targets in the time prescribed in Section (5) may provide for the making of equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or non-recurring events for the following qualifying objective items:

a) asset impairments under Statement of Financial Accounting Standards No. 121, as amended or superceded;

b) acquisition-related charges;

c) accruals for restructuring and/or reorganization program charges;

d) merger integration costs;

e) merger transaction costs;

f) any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates;

g) tax settlements;

h) any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. 30;

i) any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management’s discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders;

j) unrealized gains or losses on investments;

k) charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superceded;

l) compensation charges related to FAS 123 (Revised) or its successor provision.

(8) The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

(9) Limitation on Awards.

a) If an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the Participant under the Plan, but not towards the total number of shares reserved and available under the Plan pursuant to Section 4.1.

b) In no event shall the number of Restricted Stock shares awarded to any one participant for any fiscal year exceed 500,000 shares.

c) During any fiscal year, the maximum number of Common Shares for which Options, Stock Appreciation Rights, Restricted Stock Units, and Other Stock-Based Compensation in the aggregate, may be granted to any Covered Employee shall not exceed 650,000 shares.

d) For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used in Code Section 162(m), the maximum payment for all awards payable for any three-year performance period, at a target level of performance shall be $10,000,000. In the case of higher levels of performance, the maximum payment for all awards for a three-year Performance Period shall be twice that amount. In the case of a longer or shorter Performance Period, correlative adjustments shall be made to the maximum payment. If, after amounts have been earned with respect to Performance Unit Awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit. The limitations on Awards under this Section are subject to adjustment as provided in Section 4.6 to the extent that needed to obtain tax deductibility under Code Section 162(m).

(10) In the case of an outstanding Award intended to qualify for the performance-based compensation exception under Section 162(m), the Committee shall not, without approval of a majority of the shareholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award’s continued qualification for the performance-based exception.

14.7 Additional Compensation Arrangements.

Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

14.8 Withholding.

No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including and employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) the delivery of cash or a certified check, (ii) authorizing the Company to withhold from shares of Common Shares to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, (iii) transferring to the Company shares of Common Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (iv) in the case of Options, by means of delivery of cash by a broker-dealer as a “cashless exercise”.

14.9 Controlling Law.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of New York (other than its law respecting choice of law).

14.10 Offset.

Any amounts owed to the Company or an Affiliated Employer by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Shares, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

14.11 Nontransferability; Beneficiaries.

No Award or Common Shares subject to an Award shall be assignable or transferable other than (i) by will, by the laws of descent and distribution, or pursuant to a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family member. Awards shall be exercisable during the Participant’s lifetime only by the Participant, by the Participant’s legal representatives in the event of the Participant’s incapacity, or by a permitted transferee of the Award. Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. No Award or Common Shares subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in this Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

14.12 No Rights with Respect to Continuance of Employment.

The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or an Affiliated Employer to terminate the employment of any employee at any time.

14.13 Awards in Substitution for Awards Granted by Other Corporations.

Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Any substitutions or exchanges shall be accomplished in a manner that complies with the limitations on exchanges of such Awards imposed under Section 409A of the Code.

14.14 Delivery of Stock Certificate.

To the extent the Company uses certificates to represent shares of Common Shares, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Common Shares or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

14.15 Indemnification.

To the maximum extent permitted under the Company’s Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

14.16 No Guarantee of Tax Consequences.

No person connected with the Plan in any capacity makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate, gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

14.17 Foreign Employees and Foreign Law Consideration.

The Committee may grant Awards to Participants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll managed in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

14.18 Section 409A Savings Clause.

(1) It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

(2) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Common Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

(3) Following a Change in Control, no action shall be taken under the Plan that will cause any Award that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

14.19 No Fractional Shares.

No fractional shares shall be issued or delivered under the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

14.20 Severability.

If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

14.21 Successors and Assigns.

This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

14.22 Entire Agreement.

This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

14.23 Term.

No Award shall be granted under the Plan after December 31, 2015.

14.24 Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

14.25 Headings.

The headings of the Articles and their subparts contained in this Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of this Plan.